EXHIBIT 15

August 7, 2020

The Board of Directors and Stockholders of US Ecology, Inc.

101 S. Capitol Blvd. Suite #1000

Boise, Idaho 83702

We are aware that our report dated August 7, 2020, on our review of the interim financial information of US Ecology, Inc. appearing in this Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, is incorporated by reference in Registration Statement Nos. 333-235835 and 333-234424 on Form S-8 , Registration Statement No. 333-235824 filed by US Ecology Inc. and Registration Statement No. 333-232930 on Form S-4 filed by US Ecology Parent Inc.

/s/ Deloitte & Touche LLP

Boise, Idaho